UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 4, 2010

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2010, the Board of Directors of Trinity Industries, Inc. (the "Company") elected Charles Matthews as an independent member of the Company’s Board of Directors, effective immediately. Mr. Matthews has also been appointed to the Corporate Governance and Directors Nominating Committee of the Board of Directors effective immediately. Mr. Matthews will receive the Company’s standard non-employee director compensation as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 1, 2009. Mr. Matthews was awarded 3,100 restricted stock units that convert to common stock upon retirement from the Board and vest immediately prior to the 2010 Annual Meeting. Mr. Matthews has no arrangement or understanding with any person regarding his selection as a director of the Company. Mr. Matthews does not have any related person transactions with the Company reportable under Item 404(a) of Regulation S-K. The March 4, 2010 press release regarding the election of Mr. Matthews is being filed with the Current Report on Form 8-K as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 4, 2010, the Board of Directors of the Company amended Section 1 of Article III of the Bylaws of Trinity Industries, Inc. to increase the number of directors from ten (10) to eleven (11).

Item 9.01 Financial Statements and Exhibits.

The following are filed as exhibits to this Report:

99.1 Press release by the Company dated March 4, 2010 announcing the election of Charles Matthews as a director of the Company.

99.2 Amendment to the Company's Bylaws dated March 4, 2010, increasing the number of directors from ten (10) to eleven (11).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

March 9, 2010	By:	William A. McWhirter II

Name: William A. McWhirter II
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release by the Company dated March 4, 2010 announcing the election of Charles Matthews as a director of the Company
99.2	Amendment to the Company's Bylaws dated March 4, 2010, increasing the number of directors from ten (10) to eleven (11).